EXHIBIT 10.39(W)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

AMENDMENT No. 23 TO PURCHASE AGREEMENT DCT-014/2004

This Amendment No. 23 to Purchase Agreement DCT-014/2004, dated as of November  10, 2008 (“Amendment No. 23”) relates to the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated March 19, 2004 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 23 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 23 sets forth additional agreements between Embraer and Buyer  [*] Option Aircraft.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 23, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 23 and the Purchase Agreement the terms, conditions and provisions of this Amendment No. 23 shall control.

WHEREAS, in connection with the Parties’ agreement above mentioned, the Parties have now agreed to amend the Purchase Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	Subject: Article 2.3 of the Purchase Agreement is hereby deleted and replaced as follows:

“2.3 Buyer shall have the option to purchase up to [*] Option EMBRAER 170 Aircraft, in accordance with Article 23.”

2.	Option Aircraft:

2.1	Buyer [*] on [*]. Embraer has [*] pursuant to [*].

2.2	Buyer [*] on [*]. Within two (2) Business Days after [*] shall [*]pursuant to [*].

2.3	The first and second sentence of Article 23.6 shall be deleted and replaced by the following:

"23.6 FAILURE TO CONFIRM: RETURN OF DEPOSIT: [*]"

3.	Miscellaneous: All other provisions of the Agreement which have not been specifically amended or modified by this Amendmant No. 23 shall remain valid in full force and effect without any change.

___________
*Confidential

CONFIDENTIAL

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 23 to Purchase Agreement to be effective as of the date first written above.

EMBRAER – Empresa Brasileira de Aeronáutica S.A.	Republic Airline Inc.

By: /s/ Mauro Kern Junior	By: /s/ Bryan Bedford
Name: Mauro Kern Junior	Name: Bryan Bedford
Title: Executive Vice President Airline Market	Title: President, CEO

By: /s/ José Luis D. Molina
Name: José Luis D. Molina	Date: Nov. 10, 2008
Title: Vice President Contracts Airline Market	Place: Indianapolis

Date: November 11, 2008
Place: São José Dos Campos, Brazil

Witness: /s/ Carlos Martins Dutras	Witness: /s/ Lars-Erik Arnell
Name: Carlos Martins Dutras	Name: Lars-Erik Arnell